Table of Contents

Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

U.S.$500,000,000 4.625% Senior Notes Due 2020
which have been registered under the Securities Act of 1933, as amended for any and all outstanding unregistered 4.625% Senior Notes Due 2020 of
Coca-Cola FEMSA, S.A.B. de C.V.

pursuant to the prospectus dated                      , 2010

As set forth in the prospectus, dated                      , 2010 (the “Prospectus”), of Coca-Cola FEMSA, S.A.B. de C.V. a corporation (sociedad anónima bursátil de capital variable) organized under the laws of the United Mexican States (the “Company”), in the accompanying Letter of Transmittal and instructions thereto (the “Letter of Transmittal”), this form or one substantially equivalent hereto must be used to accept the Company’s offer to exchange (the “Exchange Offer”) up to an aggregate principal amount of U.S.$500,000,000 of its 4.625% Senior Notes Due 2020 (the “Exchange Notes”), for a like principal amount of its 4.625% Senior Notes Due 2020 (the “Original Notes”), if (i) certificates representing the Original Notes to be tendered for purchase and payment are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Original Notes or other required documents to reach The Bank of New York Mellon (the “Exchange Agent”) prior to the Expiration Date (as defined below) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an eligible institution by mail or hand delivery or transmitted by facsimile (receipt confirmed by telephone and an original delivered by guaranteed overnight courier), to the Exchange Agent as set forth below.

For information, contact:

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                      , 2010 UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF ORIGNAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Delivery to the Exchange Agent, The Bank of New York Mellon:

By Registered or Certified Mail:	By Overnight Delivery or By Hand between 8:00 a.m. and 4:30 p.m.:

The Bank of New York Mellon

101 Barclay Street, 7 East
New York, NY 10286
Attention: Corporate Trust Operations – Reorganization Unit

To Confirm by
Telephone: (212) 815-5098
Facsimile Transmission: (212) 298-1915

The Bank of New York Mellon

101 Barclay Street, 7 East
New York, NY 10286
Attention: Corporate Trust Operations – Reorganization Unit

To Confirm by
Telephone: (212) 815-5098
Facsimile Transmission: (212) 298-1915

Information Agent, D.F. King & Co., Inc.:
48 Wall Street, 22nd Floor New York, NY 10005 Bankers and Brokers Call (Collect: (212) 269-5550 All Others Call (Toll Free): (800) 735-3591 Email: coca-colafemsa@dfking.com

Delivery of this instrument other than as set forth above will not constitute a valid delivery.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Guaranteed Delivery Procedure” section of the Prospectus.  The undersigned confirms all provisions of the Letter of Transmittal (including all representations and warranties) on behalf of itself and any beneficial owners of such principal amount of Original Notes.

Principal Amount of Original Notes Tendered: $ The Depository Trust Company account number. Account Number Name(s) of Holders(s):	Address(es): Area Code and Telephone Number(s): Signature(s):
THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an institution which is a member of the New York Stock Exchange Medallion Signature Program or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to The Depository Trust Company, or DTC, a confirmation of book-entry delivery into the exchange agent’s account at DTC or the properly completed certificates representing the Original Notes and the properly executed Letter of Transmittal with any required signature guarantees, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:

Date:
Area Code and
Telephone Number:

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SIGNATURE GUARANTEE

Certain Signatures Must Be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Date: __________________

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